As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Duolingo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	**45-3055872**
(State or other jurisdiction of incorporation or organization)	**(I.R.S. Employer Identification No.)**

5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(412) 567-6602
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

DUOLINGO, INC. 2021 INCENTIVE AWARD PLAN
(Full title of the plan)
Luis von Ahn
Chief Executive Officer
Duolingo, Inc.
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(412) 567-6602
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese	**Stephen Chen**
Benjamin A. Potter	**General Counsel**
Alison A. Haggerty	**Duolingo, Inc.**
Latham & Watkins LLP	**5900 Penn Avenue**
140 Scott Drive	**Pittsburgh, Pennsylvania 15206**
Menlo Park, California 94025	**(412) 567-6602**
(650) 328-4600	

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering an additional 2,331,377 shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), of Duolingo, Inc. (the "Company"), issuable under the Company's 2021 Incentive Award Plan (the "2021 Plan") for which registration statements of the Company on Form S-8 (File Nos. 333-258211, 333-263312, 333-270148, 333-277488, and 333-285385) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference Form	File No.	Filing Date	Exhibit Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	001-40653	7/30/2021	3.1	
4.2	Amended and Restated Bylaws	8-K	001-40653	12/08/2023	3.1	
4.3	Form of Class A Common Stock Certificate	S-1/A	333-257483	6/28/2021	4.2	
5.1	Opinion of Latham & Watkins LLP					X
23.1	Consent of Deloitte & Touche, LLP					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page)					X
99.1 (a)	2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(a)	
99.1(b)	Form of Stock Option Grant Notice and Agreement under 2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(b)	
99.1(c)	Form of Restricted Stock Unit Grant Notice and Agreement under 2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(c)	
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on February 26, 2026.

DUOLINGO, INC.

By	/s/ Luis von Ahn
Name	Luis von Ahn
Title	Chief Executive Officer *(Principal Executive Officer)*

POWER OF ATTORNEY

We, the undersigned officers and directors of Duolingo, Inc., hereby severally constitute and appoint Luis von Ahn and Gillian Munson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated. Signature Title Date /s/ Luis von Ahn Chief Executive Officer and Director February 26, 2026 Luis von Ahn (Principal Executive Officer) /s/ Gillian Munson Chief Financial Officer February 26, 2026 Gillian Munson (Principal Financial Officer and Principal Accounting Officer) /s/ Amy Bohutinsky Director February 26, 2026 Amy Bohutinsky /s/ Sara Clemens Director February 26, 2026 Sara Clemens /s/ Bing Gordon Director February 26, 2026 Bing Gordon /s/ Severin Hacker Chief Technology Officer and Director February 26, 2026 Severin Hacker /s/ John Lilly Director February 26, 2026 John Lilly /s/ Bonnie Ross Director February 26, 2026 Bonnie Ross /s/ Mario Schlosser Director February 26, 2026 Mario Schlosser /s/ Jim Shelton Director February 26, 2026 Jim Shelton

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2026 relating to the financial statements of Duolingo, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025. /s/ Deloitte & Touche LLP New York, New York February 26, 2026

Exhibit 107.1 Calculation of Filing Fee Tables Form S-8 (Form Type) Duolingo, Inc. (Exact Name of Registrant as Specified in its Charter) Table 1—Newly Registered Securities Security Type Security Class Title Fee Calculatio n Rule Amount to be Registered (1)(2) Proposed Maximum Offering Price Per Unit (3) Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Equity Class A common stock, $0.0001 par value per share Rule 457(c) 2,331,377 $ 107.56 $ 250,751,204.84 $138.10 per $1,000,000 $ 34,628.74 Total Offering Amounts $ 34,628.74 Total Fee Offsets (4) — Net Fee Due $ 34,628.74 (1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of 2,331,377 shares of Class A common stock, par value $0.0001 per share of Duolingo, Inc. (the “Registrant”) that became available for issuance on January 1, 2026 under the Registrant’s 2021 Incentive Award Plan, by operation of an automatic annual increase provision therein. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A common stock as reported on The Nasdaq Stock Market LLC on February 25, 2026. (4) The Registrant does not have any fee offsets.